PricewaterhouseCoopers LLP, Hub Tower, 699 Walnut Street, Des Moines, Iowa 50309 T: (515) 246 3800, www.pwc.com/us CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-278058) of Midland National Life Insurance Company of our report dated April 15, 2024 relating to the financial statements of Midland National Life Insurance Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement. Des Moines, Iowa April 26, 2024